UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 23, 2015
(Date of earliest event reported)

METROSPACES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-186559 (Commission File Number)	90-0817201 (IRS Employer Identification Number)

888 Brickell Key Dr., Unit 1102 Miami, FL (Address of principal executive offices)	33131 (Zip Code)

(305) 600-0407 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Agreement

Awards under the Restricted Stock Plan

In its definitive information statement filed with the SEC on July 7, 2015, the Registrant informed its stockholders as to the authorization of a 1-for-1,000 reverse stock split and the increase of the number of its authorized shares of common stock to 10,000,000,000. Among the effects of the reverse stock split was to reduce the number of shares that had been awarded under the Registrant’s Restricted Stock Plan to Oscar Brito, Senior Vice President of the Registrant, from 800,000,000 to 800,000. The information statement also stated that it was intended to award Mr. Brito an additional 792,800,000 shares of common stock and to award Carlos Daniel Silva, President of the Registrant, 800,000,000 shares.

On September 23, 2015, the Compensation Committee awarded 12,500,000 shares to each of Messrs. Silva and Brito, which was substantially less than the number of shares that was intended and agreed to. Therefore, on October 22, 2015, the Compensation Committee awarded Mr. Silva an additional 787,500,000 shares and Mr. Brito an additional 786,700,000 shares, with the result that each of them has now been awarded 800,000,000 shares under the Plan.

In establishing the number of shares that were awarded, the Compensation Committee considered the following factors:

  each of the persons who received awards is serving at no or nominal compensation and it is unlikely that his compensation can be increased to a level commensurate with his value and abilities in the foreseeable future;
  the business of the Registrant has not developed as anticipated and its prospects and financial condition are precarious;
  the Registrant needs to retain these persons if it is to develop its business and remedy its precarious financial condition; and
  awarding restricted shares to these persons may induce them to work for minimal cash compensation, to incentivize them to develop the business of the Registrant and to remain in the employ of the Registrant or one of its affiliates.

The Award Agreements provide as follows:

Performance criteria: The Award under this Award Agreement is made for the purpose of inducing the Grantee to (i) improve the financial condition of the Registrant, principally by increasing its profits, and (ii) to remain in the employ of the Registrant and/or an Affiliate.

In light of the foregoing, shares of Restricted Stock awarded under this Agreement shall Vest as follows:

(a)

After the Registrant publishes its audited annual financial statement for the year ended December 31, 2020, the Grantee shall receive a number of shares (subject to the Base Amount and Additional Annual Amount), free of all restrictions, equal to the market value on the date of such publication, determined on the basis of the Last Price, of twenty percent (20%) of the sum of the amounts, if any, shown as net income on the Registrant’s statement of operations for the years ended December 31, 2020, 2019, 2018, 2017 and 2016.

(b)

For each of the years ended December 31, 2021, 2022, 2023, 2024 and 2025, when the Registrant publishes its audited annual financial statements with respect to such year, the Grantee shall receive a number of shares (subject to the Base Amount and Additional Annual Amount), free of all restrictions, equal to the market value on the date of such publication, determined on the basis of the Last Price, of twenty percent (20%) of the amount, if any, shown as net income on the Registrant’s statement of operations for such year.

(c)	Shares of Restricted Stock that have not Vested on the date of the publication of the Registrant’s audited annual financial statements for the year ended December 31, 2024, shall never Vest and the Grantee shall have no further rights with respect to them.

(d)	Restricted shares may not vest in any person under more than one Award Agreement in any year, except to the extent that there are insufficient shares available under an agreement

The Committee awarded a large amount of Restricted Stock because of the possibility that the market price for the Common Stock might deteriorate substantially, but limited the compensation that might be earned, such that once shares having a market value of $2,000,000 have vested, no further shares may vest. Because shares may not vest until after the year ending December 31, 2020, the Committee concluded that the maximum value of shares that could vest would be $4,500,000 and that the Registrant would have to earn profits of $22,500,000 to earn these shares. The Committee determined that shares may not vest until after December 31, 2020, to induce Messrs. Silva and Brito to remain employed by the Registrant until at least that time.

Copies of the Award Agreements are annexed to this Current Report as Exhibits 10.5 – 10.7 and are incorporated herein by reference. The foregoing description of the Award Agreements is qualified in its entirety by such reference.

Amendment of Plan

On September 23, 2015, the Board of Directors of the Registrant amended Section 4.5 of the Plan to provide that shares of restricted stock would have voting rights from and after issuance. A copy of the Plan, as so amended is annexed to this report as Exhibit 10.8.

Information as to the provisions of the Plan may be found in the Current Report on Form 8-K of the Registrant filed on November 19, 2014.

Change in Number of Issued and Outstanding Shares of Common Stock

As the result of the above mentioned issuances of shares pursuant to the Restricted Stock Plan, the Registrant will have 1,635,261,538 shares of its Common Stock outstanding.

Acquisition of Shares of Sociedad Mercantile Inversora Caribe Mar, C.A.

The Registrant has entered into agreements under which it will acquire 60% of the shares of Sociedad Mercantile Inversora Caribe Mar, C.A. (“Carib Mar”). Carib Mar owns 12.000 square meters of land on Coche Island in the State of Nueva Esparta, Venezuela, on which it plans to build a hotel. After the hotel is built, the Registrant plans either to operate it or enter into an arrangement with a third party for its operation. This project includes architectural and engineering plans and has received construction approval. The agreements are as follows:,

On July 7, 2014, Oscar Brito, Senior Vice President of the Registrant, acquired 312,500 shares of Caribe Mar, comprising 50% of its shares from LW Proyectos y Construcciones C.A., a Venezuelan corporation (the “LW Shares”), and acquired 62,500 shares of Caribe Mar, comprising 10% of its shares, from Isaias Arturo Medina Meijas, for 312,500 Bolivars or approximately $4,500.

On October 20, 2015, Mr. Brito transferred these share to the Registrant for $500.

Mr. Medina held a right of first refusal with respect to the transfer of the LW Shares, which he waived under an agreement dated June 4, 2015, in consideration of a payment of $50,000 in cash and 2,000 shares of the Series D PIK Convertible Preferred Stock of the Registrant. The closing under this agreement was to have occurred 120 days after the date of the agreement in part because of a delay in filing the certificate of designations for the above mentioned preferred stock caused by systems problems at the office of the Delaware Secretary of State and in part because the Registrant has not yet acquired sufficient funds to pay Mr. Medina. The parties have orally agreed in principal to defer the closing, but have not yet entered into a written agreement to do so that states the precise terms of the deferral, including the period thereof,

The shares of Series D Preferred Stock, when issued and delivered, will have a liquidation preference of $100.00 per share, will accrue dividends at the quarterly rate of $2.1875 per share to be paid prior to the payment of dividends on the common stock, will be optionally redeemable by the Registrant in certain events, and will be convertible into shares of common stock on and after February 1, 2016, such that each share of Series D Stock will be convertible into a number of shares of common stock equal to the Liquidation Value of such share of Series D Stock divided by 90% of the Market Price, as defined, of a share of common stock. Each holder of Series D Stock will have the right to cast at meetings of stockholders a number of votes equal to the number of shares that he holds divided by the market price of a share of common stock.

Acquisition of Shares in Promotora Turistica Hecos, C.A.

On September 30, 2015, the Registrant and Oscar Brito entered into an agreement entitled "Cesion de Derecho Preferencial de Acciones de la Sociedad Mercantil Promotodora de Turismo Hecos, C.A.," under which Mr. Brito would transfer to the Corporation 1,000 shares of Sociedad Mercantil Promotodora de Turismo Hecos, C.A. ("Hecos"), constituting one-third of its share capital, in exchange for 2,500 shares of the Corporation's Series D PIK Convertible Preferred Stock ("Series D Stock"), the certificate of designations of which is being filed with the Secretary of State of the State of Delaware and the provisions of which are discussed above. The shares that he sold to the Registrant comprise his entire interest in Hecos.

Hecos owns 20,000 square meters of land in the Jurisdiction of Parroquia Pariaguan, Municipio Francisco de Miranda, State of Anzoategui, as well as architectural plans, engineering plans, renderings and a web site relating to the construction of a hotel on that property.

Mr. Brito had previously acquired the shares that he sold to the Registrant for about $92,500. Mr. Brito disclosed this fact to the board of directors at a meeting held on September 30, 2015. After such disclosure, the board of directors approved the transaction by the favorable vote of the disinterest directors.

Item 9.01. Financial Statements and Exhibits

(a)      Financial statements:

None

(b)      Pro forma financial information:

None

(c)     Shell company transactions:

None

(d)      Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report:

Exhibit	Description

10.4	Award Agreement, dated September 23, 2015, by and between the Registrant and Carlos Daniel Silva.
10.5	Award Agreement, dated September 23, 2015, by and between the Registrant and Oscar Brito.
10.6	Award Agreement, dated October 22, 2015, by and between the Registrant and Carlos Daniel Silva.
10.7	Award Agreement, dated October 22, 2015, by and between the Registrant and Oscar Brito.
10.8	Restricted Stock Plan, as amended.
10.9	Acta De Asamblea Extraordinaria De Accionistas De La Empresa "Inversora Caribe Mar C.A"
10.10	Cesión de Acciones de la Sociedad Mercantil Inversora Caribe Mar, C.A., dated Otober 20, 2015, by and between Oscar Brito and the Registrant.
10.11	Cesión de Derecho Preferencial de Acciones de la Sociedad Mercantil Inversora Caribe Mar, C.A., dated June 4, 2015 by and between Isaias Arturo Medina Mejias and the Registrant.
10.12	Cesión de Acciones de la Sociedad Mercantil Promotora de Turismo Hecos, C.A., dated September 30, 2015, by and between Oscar Antonio Brito Rojas and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROSPACES, INC.

Dated: November 10, 2015	By: /s/ Oscar Brito
Oscar Brito
Senior Vice President